Exhibit 99.2

Preliminary Proxy Materials –

Subject to Completion

BTU International, Inc.

IMPORTANT MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Daylight Time, on [—].

Vote by Internet

•	Log on to the Internet and go to www.investorvote.com/BTUI

•	Follow the steps outlined on the secured website.

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A

Proposals — The BTU board of directors recommends that you vote “FOR” the BTU merger proposal, “FOR” the BTU adjournment proposal (if necessary or appropriate) and “FOR” the BTU merger-related compensation proposal.

	For	Against	Abstain

1. To adopt the Agreement and Plan of Merger, dated as of October 21, 2014, by and between Amtech Systems, Inc., BTU Merger Sub, Inc. and BTU International, Inc., pursuant to which Merger Sub will merge with and into BTU, as more fully described in the attached joint proxy statement/prospectus

	☐	☐	☐

	For	Against	Abstain
2. To adjourn the BTU special meeting, if necessary or appropriate, to solicit additional proxies in favor of the BTU merger proposal	☐	☐	☐

For	Against	Abstain

3. To approve, on an advisory (non-binding) basis, the compensation that certain executive officers of BTU may receive in connection with the merger pursuant to existing agreements or arrangements with BTU

☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

01MGDB

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — BTU International, Inc.

SPECIAL MEETING

[—]

The undersigned hereby constitutes and appoints Paul J. van der Wansem and Peter J. Tallian, or either of them with full power of substitution to each, proxies to vote and act at the Special Meeting of Stockholders on [—] at [—] a.m., and at any postponements or adjournments thereof, upon and with respect to the number of shares of Common Stock of the Company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters which may come before the meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Unless otherwise specified in the boxes provided on the reverse side hereof, the proxy will be voted “FOR” Proposals 1, 2 and 3 and in the discretion of the named proxies as to any other matter that may come before this meeting or any postponement or adjournment thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE